UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (954) 447-7920
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Barry Biffle.
On June 10, 2013, Barry Biffle informed Spirit Airlines, Inc. (the “Company”) that he intends to resign from his position as Executive Vice President and Chief Marketing Officer of the Company in order to take a position as Chief Executive Officer with a new lost-cost airline that serves domestic routes in Colombia.

Item 5.07    Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 12, 2013 in Phoenix, Arizona. Of the 72,629,176 shares of voting common stock outstanding as of April 15, 2013, the record date, 69,678,200 shares, or approximately 96%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting, each of which is described in detail in the Company's definitive proxy statement (the “Proxy”) filed with the Securities and Exchange Commission on April 29, 2013.
Proposal 1 - Election of Directors
The following four (4) Class II directors were elected to serve for three-year terms until the 2016 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

Name	Votes For	Against	Votes Withheld	Broker Non Votes
B Ben Baldanza	62,958,111	—	1,084,116	5,635,973
Carlton D. Donaway	62,923,777	—	1,118,450	5,635,973
David G. Elkins	62,720,676	—	1,321,551	5,635,973
Horacio Scapparone	62,376,120	—	1,666,107	5,635,973

Proposal 2 -- Ratification of the Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non Votes
68,621,711	949,019	107,470	0

Proposal 3 - Approval on a Non-Binding, Advisory Basis of the Compensation of the Company's Named Executive Officers.

For	Against	Abstain	Broker Non Votes
60,772,948	3,130,544	138,735	5,635,973

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AIRLINES, INC.

	By:	/s/ Thomas C. Canfield
Date: June 13, 2013		Thomas C. Canfield
General Counsel and Secretary